                                                                 EXHIBIT (a)(12)

                        MAINSTAY INSTITUTIONAL FUNDS INC.

                             ARTICLES SUPPLEMENTARY

        MainStay Institutional Funds Inc., which is a Maryland corporation registered as an open-end company under the Investment Company Act of 1940, as amended, and having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on December 5, 2000, adopted a resolution to increase the Corporation's authorized shares of common stock, par value ONE CENT ($0.01) per share, by THREE BILLION (3,000,000,000) shares, and to designate such additional shares as shares of three new series and classify the shares of such new series as follows:

                     Name of Series                     Name of Class
                     --------------                     -------------
                   Mid Cap Core Fund                       No-Load
                   Core Bond Plus Fund                     No-Load
                   Tax Free Bond Fund                      No-Load

        SECOND: Immediately prior to the effectiveness of these Articles Supplementary of the Corporation as hereinabove set forth, the Corporation had the authority to issue TWENTY-TWO BILLION (22,000,000,000) shares of common stock, par value ONE CENT ($0.01) per share with an aggregate par value of TWO HUNDRED TWENTY MILLION DOLLARS ($220,000,000), which the Board of Directors had designated into series and classified the shares of each series as follows:

                          Previously Classified Shares


Name of Series                      Name of Class               Authorized Shares
--------------                      -------------               -----------------
                                                                  (in millions)
                                                                  -------------
Bond Fund                           Institutional                      500
Bond Fund                           Institutional Service              500
EAFE Index Fund                     Institutional                      500
EAFE Index Fund                     Institutional Service              500
Indexed Bond Fund                   Institutional                      500
Indexed Bond Fund                   Institutional Service              500
Index Equity Fund                   Institutional                      500
Index Equity Fund                   Institutional Service              500
International Bond Fund             Institutional                      500
International Bond Fund             Institutional Service              500
International Equity Fund           Institutional                      500
International Equity Fund           Institutional Service              500
Money Market Fund                   Institutional                     4,000
Money Market Fund                   Institutional Service             4,000
Money Market Fund                   Sweep Shares                      4,000

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
Name of Series                      Name of Class               Authorized Shares
--------------                      -------------               -----------------
                                                                  (in millions)
                                                                  -------------
Asset Manager Fund                  Institutional                      500
Asset Manager Fund                  Institutional Service              500
Short-Term Bond Fund                Institutional                      500
Short-Term Bond Fund                Institutional Service              500
Value Equity Fund                   Institutional                      500
Value Equity Fund                   Institutional Service              500
Growth Equity Fund                  Institutional                      500
Growth Equity Fund                  Institutional Service              500

        THIRD: As amended hereby, the Corporation's Articles of Incorporation authorize the issuance of TWENTY-FIVE BILLION (25,000,000,000) shares of common stock, par value ONE CENT ($0.01) per share with an aggregate par value of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000), which the Board of Directors has designated into series, and classified the shares of various series, as follows:

                        Current Classification of Shares

Name of Series                      Name of Class            Authorized Shares (in
--------------                      -------------            ---------------------
                                                                    millions)
                                                                    ---------
Bond Fund                           Institutional                      500
Bond Fund                           Institutional Service              500
EAFE Index Fund                     Institutional                      500
EAFE Index Fund                     Institutional Service              500
Indexed Bond Fund                   Institutional                      500
Indexed Bond Fund                   Institutional Service              500
Index Equity Fund                   Institutional                      500
Index Equity Fund                   Institutional Service              500
International Bond Fund             Institutional                      500
International Bond Fund             Institutional Service              500
International Equity Fund           Institutional                      500
International Equity Fund           Institutional Service              500
Money Market Fund                   Institutional                     4,000
Money Market Fund                   Institutional Service             4,000
Money Market Fund                   Sweep Shares                      4,000
Asset Manager Fund                  Institutional                      500
Asset Manager Fund                  Institutional Service              500
Short-Term Bond Fund                Institutional                      500
Short-Term Bond Fund                Institutional Service              500
Value Equity Fund                   Institutional                      500
Value Equity Fund                   Institutional Service              500
Growth Equity Fund                  Institutional                      500
Growth Equity Fund                  Institutional Service              500
Mid Cap Core Fund                   No-Load                           1,000
Core Bond Plus Fund                 No-Load                           1,000

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
Name of Series                      Name of Class            Authorized Shares (in
--------------                      -------------            ---------------------
                                                                    millions)
                                                                    ---------
Tax Free Bond Fund                  No-Load                           1,000

        FOURTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the additional series designated pursuant to these Articles Supplementary shall be as set forth in the Corporation's Articles of Incorporation, as amended, and shall be subject to all provisions of the Articles of Incorporation, as amended, relating to shares of the Corporation generally, and those set forth as follows:

        (a) Each new series of the Corporation shall have a separate portfolio of assets.

        (b) The dividends and distributions of investment income and capital gains with respect to each new series shall be in such amounts as may be declared from time to time by the Board of Directors.

        FIFTH: The additional shares of the Corporation authorized and classified pursuant to Article THIRD of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the Corporation's Articles of Incorporation, as amended. The total number of shares of capital stock of the various series and classes that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that the Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

Dated this ____ day of December, 2000.


                                         MainStay Institutional Funds Inc.


                                         By: _________________________
                                                Linda M. Livornese
                                                President

Attest:

_________________________
John Flanagan
Secretary